Exhibit 99.1

NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS SECOND QUARTER 2018 RESULTS

HILLSBORO, OR - July 31, 2018 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter Summary

•	Consolidated revenue of $24.4 million, with Software-Systems representing over 50% of total revenue including growth of nearly 20% over prior year;

•	GAAP gross margin of 37.5% and non-GAAP gross margin of 45.3%;

•	GAAP loss of ($0.12) per share and non-GAAP earnings of $0.06 per diluted share; and

•	Entered into a definitive agreement on June 29 to be acquired by Reliance Industries Limited (“Reliance”) for $1.72 per share.

“Second quarter revenue and EPS exceeded the high-end of our expectations, including the achievement of non-GAAP profitability for the quarter,” said Brian Bronson, Radisys President and Chief Executive Officer. “Our second quarter results benefited from strength in our Software-Systems segment driven by early 5G licensing opportunities as well as upside residual demand from our legacy hardware business.

“Additionally, at the end of the second quarter we announced a definitive agreement for Radisys to be acquired by Reliance. While we will continue to work independently on driving our future growth and innovation, this transaction will help to accelerate our strategy and provide the scale required by our current and prospective customers to more fully embrace Radisys’ suite of products and services. Moreover, we expect the addition of Reliance’s visionary leadership and strong market position to further enhance our ability to develop and integrate large-scale, disruptive, open-centric end-to-end solutions.”

Software-Systems Results

For the second quarter of 2018, Software-Systems revenue was $13.7 million, compared to $11.1 million in the prior quarter and $11.5 million in the second quarter of 2017.

Gross margin was 64.6%, compared to 49.2% in the prior quarter and 54.3% in the second quarter of 2017. Operating income was $0.9 million, compared to an operating loss of $3.1 million in the prior quarter and an operating loss of $1.9 million in the second quarter of 2017.

Hardware Solutions Results

For the second quarter of 2018, Hardware Solutions revenue was $10.7 million, compared to $15.0 million in the prior quarter and $23.6 million in the second quarter of 2017.

Gross margin was 20.9%, compared to 20.7% in the prior quarter and 24.3% in the second quarter of 2017. Operating income was $0.8 million, compared to operating income of $1.0 million in the prior quarter and operating income of $0.2 million in the second quarter of 2017.

Consolidated Results

For the second quarter of 2018, consolidated revenue was $24.4 million, compared to $26.2 million in the prior quarter and $35.1 million in the second quarter of 2017.

On a GAAP basis, gross margin in the second quarter of 2018 was 37.5%, compared to 26.6% in the prior quarter and 28.5% in the second quarter of 2017. Second quarter 2018 research and development and selling, general, and administrative expenses on a GAAP basis were $9.7 million, compared to $11.0 million in the prior quarter and $14.2 million in the second quarter of 2017.

On a non-GAAP basis, second quarter 2018 gross margin was 45.3%, compared to 32.8% in the prior quarter and 34.1% in the second quarter of 2017. Second quarter 2018 research and development and selling, general and administrative expenses on a non-GAAP basis were $9.4 million, compared to $10.7 million in the prior quarter and $13.7 million in the second quarter of 2017.

For the second quarter of 2018, the Company recorded a GAAP net loss of $4.6 million, or ($0.12) per share, compared to a GAAP net loss of $6.4 million, or ($0.16) per share, in the prior quarter and a GAAP net loss of $7.6 million, or ($0.19) per share, in the second quarter of 2017. On a non-GAAP basis, the Company recorded net income of $2.2 million, or $0.06 per diluted share, in the second quarter of 2018, compared to a net loss of $3.3 million, or ($0.08) per share, in the prior quarter and a net loss of $2.2 million, or ($0.06) per share, in the second quarter of 2017.

Proposed Acquisition of Radisys by Reliance

As previously announced on June 29, 2018, Radisys Corporation and Reliance Industries entered into a definitive agreement under which Reliance will acquire Radisys for US$1.72 per share in cash. The transaction is subject to certain customary closing conditions, including regulatory approvals and approval of Radisys’ shareholders, and is expected to close in the fourth quarter of 2018. Due to the pending acquisition, the Company will not be providing guidance on anticipated financial results for future periods.

Additional information on the proposed transaction can be found in the preliminary proxy statement filed by Radisys with the SEC on July 30, 2018.

Conference Call and Webcast Information

The Company will host a conference call to discuss second quarter 2018 results on July 31, 2018, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 2686128. The live conference call will also be available via webcast on the Radisys investor relations website at http://www.radisys.com/investor-relations.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on August 14, 2018. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 2686128. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://www.radisys.com/investor-relations.

About Radisys

Radisys (NASDAQ: RSYS), a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. For more information, visit www.Radisys.com.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements.” Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. Such statements include statements as to the expected timing of completion of the merger, the expected benefits and costs of the transaction, management plans relating to the transaction and the satisfaction of all closing conditions to the transaction, including the ability to obtain shareholder and regulatory approvals.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: Radisys’ shareholders may not approve the transaction; conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied timely, if at all; the transaction may involve unexpected costs, liabilities or delays; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; uncertainties surrounding the transaction; the outcome of any legal proceedings related to the transaction; Radisys may be adversely affected by other economic, business, and/or competitive factors; risks that the pending transaction disrupts current plans and operations; the retention of key employees of Radisys; other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period or at all; and the other risks described from time to time in Radisys’ reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and in other of Radisys’ filings with the SEC.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Radisys undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Additional Information and Where to Find It

In connection with the transaction, Radisys intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Radisys will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction. BEFORE MAKING ANY VOTING DECISION, RADISYS SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS (AND ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS THAT RADISYS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Radisys with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at Radisys’ investor website (http:// radisys.com/investor-relations), or by writing or calling Radisys at Radisys Corporation, 5435 NE Dawson Creek Drive Hillsboro, OR 97124 or by (503) 615-1685.

Participants in the Solicitation

Radisys and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Radisys’ shareholders with respect to the transaction. Information about Radisys’ directors and executive officers and their ownership of Radisys’ common stock is set forth in Radisys’ Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on April 26, 2018. To the extent that holdings of Radisys’ securities have changed since the amounts printed in Radisys’ Form 10-K/A, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of the participants in the proxy solicitation, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) restructuring inventory adjustment, (f) amortization of financing activities expenses, and (g) change in fair value of warrants. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Product	$15,226	$26,340	$32,868	$55,039
Service	9,187	8,753	17,735	17,664
Total revenues	24,413	35,093	50,603	72,703
Cost of sales:
Product	8,407	17,913	20,715	40,089
Service	4,927	5,245	9,914	10,530
Amortization of purchased technology	1,927	1,927	3,854	3,854
Total cost of sales	15,261	25,085	34,483	54,473
Gross margin	9,152	10,008	16,120	18,230
Operating expenses:
Research and development	3,235	5,994	6,921	12,474
Selling, general and administrative	6,454	8,214	13,788	17,596
Intangible assets amortization	198	1,260	396	2,520
Restructuring and other charges, net	1,289	1,235	2,860	1,470
Loss from operations	(2,024)	(6,695)	(7,845)	(15,830)
Change in fair value of warrant liability	(2,355)	—	(503)	—
Interest expense	(1,365)	(224)	(2,795)	(496)
Other income (expense), net	1,434	(130)	1,253	(427)
Loss before income tax expense	(4,310)	(7,049)	(9,890)	(16,753)
Income tax expense	324	505	1,189	809
Net loss	$(4,634)	$(7,554)	$(11,079)	$(17,562)

Net loss per share:
Basic	$(0.12)	$(0.19)	$(0.28)	$(0.45)
Diluted	$(0.12)	$(0.19)	$(0.28)	$(0.45)
Weighted average shares outstanding
Basic	39,493	38,966	39,424	38,840
Diluted	39,493	38,966	39,424	38,840

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,599	$8,124
Restricted cash	4,000	—
Accounts receivable, net	30,310	32,820
Inventories, net	3,813	4,265
Other current assets	3,815	6,607
Total current assets	47,537	51,816
Property and equipment, net	3,569	4,728
Intangible assets, net	2,613	6,862
Other assets, net	2,208	2,623
Total assets	$55,927	$66,029

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,858	$18,297
Deferred revenue	6,276	4,200
Other accrued liabilities	10,634	14,116
Line of credit	12,176	16,000
Short term obligations	7,500	—
Warrant liability	4,361	—
Total current liabilities	48,805	52,613
Long term debt obligations, net	5,882	—
Other long-term liabilities	6,578	6,866
Total liabilities	61,265	59,479
Shareholders' equity:
Common stock	343,036	342,219
Accumulated deficit	(347,261)	(336,182)
Accumulated other comprehensive income	(1,113)	513
Total shareholders’ equity	(5,338)	6,550
Total liabilities and shareholders’ equity	$55,927	$66,029

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(4,634)	$(7,554)	$(11,079)	$(17,562)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,707	4,487	5,523	8,845
Amortization of debt discount and issuance costs	770	—	1,658
Stock-based compensation expense	363	538	707	1,692
Inventory valuation allowance	(42)	—	(374)	859
Change in fair value of warranty liability	2,355	—	503	—
Other	(109)	318	293	171
Changes in operating assets and liabilities:
Accounts receivable	(715)	6,340	2,511	(5,207)
Inventories and deferred cost of sales	(852)	(3,878)	(1,846)	4,803
Other receivables	954	(824)	1,759	(83)
Accounts payable	(5,762)	10,193	(10,445)	3,155
Deferred revenue	(273)	332	1,572	1,910
Other operating assets and liabilities	498	377	250	(2,765)
Net cash used in operating activities	(4,740)	10,329	(8,968)	(4,182)
Cash flows from investing activities:
Capital expenditures	(132)	(1,355)	(401)	(3,158)
Net cash used in investing activities	(132)	(1,355)	(401)	(3,158)
Cash flows from financing activities:
Borrowings on line of credit, net	3,629	5,000	(3,824)	20,000
Proceeds from borrowings on senior notes	—	—	17,000	—
Payments of debt issuance costs	(509)	—	(2,370)	—
Other financing activities, net	43	170	110	86
Net cash provided by financing activities	3,163	5,170	10,916	20,086
Effect of exchange rate changes on cash and cash equivalents	(94)	79	(72)	415
Net increase (decrease) in cash and cash equivalents	(1,803)	14,223	1,475	13,161
Cash and cash equivalents, beginning of period	7,402	32,025	8,124	33,087
Restricted cash and cash equivalents, beginning of period	4,000	—	—	—
Cash, cash equivalents, and restricted cash, beginning of period	11,402	32,025	8,124	33,087
Cash and cash equivalents, end of period	5,599	46,248	5,599	46,248
Restricted cash and cash equivalents, end of period	4,000	—	4,000	—
Cash, cash equivalents, and restricted cash, end of period	$9,599	$46,248	$9,599	$46,248

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue
Software-Systems	$13,663	$11,488	$24,811	$21,637
Hardware Solutions	10,750	23,605	25,792	51,066
Total revenues	$24,413	$35,093	$50,603	$72,703

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Gross margin
Software-Systems	$8,823	$6,243	$14,309	$11,708
Hardware Solutions	2,242	5,732	5,349	10,513
Corporate and other	(1,913)	(1,967)	(3,538)	(3,991)
Total gross margin	$9,152	$10,008	$16,120	$18,230

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Income (loss) from operations
Software-Systems	$923	$(1,943)	$(2,198)	$(5,216)
Hardware Solutions	788	208	1,796	(1,078)
Corporate and other	(3,735)	(4,960)	(7,443)	(9,536)
Total loss from operations	$(2,024)	$(6,695)	$(7,845)	$(15,830)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
North America	$10,508	43.0%	$15,191	43.3%	$19,281	38.1%	$38,362	52.7%
Asia Pacific	4,243	17.4	6,697	19.1	9,446	18.7	12,116	16.7
Europe, the Middle East and Africa	9,662	39.6	13,205	37.6	21,876	43.2	22,225	30.6
Total	$24,413	100.0%	$35,093	100.0%	$50,603	100.0%	$72,703	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
GROSS MARGIN:
GAAP gross margin	$9,152	37.5%	$10,008	28.5%	$16,120	31.9%	$18,230	25.1%
(a) Amortization of acquired intangible assets	1,927		1,927		3,854		3,854
(b) Stock-based compensation	28		40		58		137
(e) Restructuring inventory adjustment	(42)		—		$(374)		—
Non-GAAP gross margin	$11,065	45.3%	$11,975	34.1%	$19,658	38.8%	$22,221	30.6%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$3,235	13.3%	$5,994	17.1%	$6,921	13.7%	$12,474	17.2%
(b) Stock-based compensation	59		113		120		343
Non-GAAP research and development	$3,176	13.0%	$5,881	16.8%	$6,801	13.4%	$12,131	16.7%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$6,454	26.4%	$8,214	23.4%	$13,788	27.2%	$17,596	24.2%
(b) Stock-based compensation	276		385		529		1,212
Non-GAAP selling, general and administrative	$6,178	25.3%	$7,829	22.3%	$13,259	26.2%	$16,384	22.5%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(2,024)	(8.3)%	$(6,695)	(19.1)%	$(7,845)	(15.5)%	$(15,830)	(21.8)%
(a) Amortization of acquired intangible assets	2,125		3,187		4,250		6,374
(b) Stock-based compensation	363		538		707		1,692
(c) Restructuring and other charges, net	1,289		1,235		2,860		1,470
(e) Restructuring inventory adjustment	(42)		—		(374)		—
Non-GAAP income (loss) from operations	$1,711	7.0%	$(1,735)	(4.9)%	$(402)	(0.8)%	$(6,294)	(8.7)%

NET INCOME (LOSS):
GAAP net loss	$(4,634)	(19.0)%	$(7,554)	(21.5)%	$(11,079)	(21.9)%	$(17,562)	(24.2)%
(a) Amortization of acquired intangible assets	2,125		3,187		4,250		6,374
(b) Stock-based compensation	363		538		707		1,692
(c) Restructuring and other charges, net	1,289		1,235		2,860		1,470
(d) Income taxes	33		347		479		233
(e) Restructuring Inventory adjustment	(42)		—		(374)		—
(f) Amortization of financing activities	741		—		1,603		—
(g) Change in fair value of warrants	2,355		—		503		—
Non-GAAP net income (loss)	$2,230	9.1%	$(2,247)	(6.4)%	$(1,051)	(2.1)%	$(7,793)	(10.7)%

GAAP weighted average diluted shares	39,493		38,966		39,424		38,840
Dilutive equity awards included in
non-GAAP earnings per share	201		—		—		—
Non-GAAP weighted average diluted shares	39,694		38,966		39,424		38,840
GAAP net loss per share (diluted)	$(0.12)		$(0.19)		$(0.28)		$(0.45)
Non-GAAP adjustments detailed above	0.18		0.13		0.25		0.25
Non-GAAP net income (loss) per share (diluted)	$0.06		$(0.06)		$(0.03)		$(0.20)

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Restructuring inventory adjustment: Includes inventory write-downs and benefits associated with non-recurring events, predominantly tied to the Company’s decision to end-of-life or discontinue certain products for which the Company has no future ongoing demand. During 2017, the Company recorded such charges tied to discrete product decisions within its Hardware-Solutions segment associated with its DCEngine and certain legacy embedded products. Restructuring inventory write-downs and benefits are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has incurred various inventory write-downs over the past several years, they have generally been associated with ongoing business activities. As such, the Company believes it is appropriate to exclude end-of-life and product discontinuance inventory write-downs and benefits related to those write-downs from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Amortization of financing activities: Amortization of financing activities consists of expenses recorded under GAAP related to the amortization of debt issuance costs, the amortization of warrant issuance costs, and terminations costs related to previous unamortized debt issuance costs from terminated financing agreements. The Company excludes amortization of financing activities because they are not considered to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

(g) Change in fair value of warrants: Represents the change to the current fair value of the warranty liability. The Company excludes the change in fair value of warrants from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business. The Company believes that the provision of non-GAAP information that excludes changes in fair value of warrants improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability based on the current fair value of the underlying warrants.